Exhibit 10.7

Brink's Home Security Holdings, Inc.
Irving, Texas

Key Employees' Deferred
Compensation Program

i

ii

BRINK'S HOME SECURITY HOLDINGS, INC.

KEY EMPLOYEES' DEFERRED COMPENSATION PROGRAM

PREAMBLE

The Key Employees' Deferred Compensation Program of Brink's Home Security Holdings, Inc. (the "Program") provides an opportunity to certain employees to defer receipt of (a) all or part of their cash incentive payments awarded under the Key Employees Incentive Plan of Brink's Home Security Holdings, Inc.; (b) up to 50% of their base salary; (c) any or all amounts that are prevented from being deferred as a matched contribution (and the related matching contribution) under the Brink's Home Security Holdings, Inc. 401(k) Plan ("Savings Plan") as a result of limitations imposed by Sections 401(a)(17), 401(k)(3), 402(g) and 415 of the Internal Revenue Code of 1986, as amended (the "Code"); and (d) all or part of their cash incentive payments awarded under the Brink's Home Security Holdings, Inc. Management Performance Improvement Plan.
In order to align the interests of participants more closely to the long-term interests of Brink's Home Security Holdings, Inc. (the "Company") and its shareholders, the Program will provide matching contributions with respect to certain cash incentive awards and salary deferrals and will provide that an amount equivalent to matching contributions that are not eligible to be made under the Savings Plan as a result of limitations imposed by Code Section 401(m)(2) shall be allocated under this Program.
The Program is intended to comply with the provisions of Code Section 409A and the Treasury Regulations issued thereunder.  Each provision and term of the Program should be interpreted accordingly, but if any provision or term of the Program would be prohibited by or be inconsistent with Code Section 409A, then such provision or term shall be deemed to be reformed to comply with Code Section 409A without affecting the remainder of the Program.
The Program is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE I

Definitions

Wherever used in the Program, the following terms shall have the meanings indicated:
Board:  The Board of Directors of the Company.
Brink's Incentive Account:  Incentive Account as defined in the Brink's Program.
Brink's Program:  The Brink's Company Key Employees' Deferred Compensation Program.
Brink's Salary:  Salary as defined in the Brink's Program.
Brink's Units:  Units as defined in the Brink's Program.
Change in Control:  A Change in Control shall mean the occurrence of:
(a) (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the shares of Common Stock would be converted into cash, securities or other property other than a consolidation or merger in which holders of the total voting power in the election of directors of the Company of Common Stock outstanding (exclusive of shares held by the Company's affiliates) (the "Total Voting Power") immediately prior to the consolidation or merger will have the same proportionate ownership of the total voting power in the election of directors of the surviving corporation immediately after the consolidation or merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all the assets of the Company; provided, however, that with respect to any Units credited to an Employee's Incentive Account that replace Brink's Units credited to such Employee's Brink's Incentive Account as of November 16, 2007 that were attributable to Brink's Matching Incentive Contributions, Brink's Matching Salary Contributions or dividends related thereto, a "Change in Control" shall be deemed to occur upon the approval of the shareholders of the Company (or if such approval is not required, the approval of the Board) of any of the transactions set forth in clauses (i) or (ii) of this sub-paragraph (a);

(b) any "person" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Act")) other than the Company, its affiliates or an employee benefit plan or trust maintained by the Company or its affiliates, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than 20% of the Total Voting Power; or
(c) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election by the Company's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.
Code:  The Internal Revenue Code of 1986, as amended from time to time.
Committee:  The Compensation and Benefits Committee of the Board, which shall consist of members of the Board of Directors who qualify as "nonemployee directors" as described in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended.
Common Stock:  Brink's Home Security Holdings, Inc. common stock, no par value.

Converted Units:  Units credited to a Transferred Employee's Incentive Account pursuant to Section 9 of Article III, Section 9 of Article IV, Section 9 of Article V and Section 8 of Article VI to replace Replaced Brink's Units.
Company:  Brink's Home Security Holdings, Inc.
Disability:  Unless otherwise required by Code Section 409A and the regulations or guidance thereunder, an Employee shall be deemed to be disabled if the Employee meets at least one of the following requirements: (a) the Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) the Employee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.
Distribution:  The consummation of the distribution on a pro rata basis by The Brink's Company to the record holders of The Brink's Company of all of the outstanding shares of Common Stock owned by The Brink's Company on the date of such distribution.
Distribution Date:  The date of the consummation of the Distribution.
Ex-Dividend Date:  The date immediately following the Distribution Date.
Employee:  Any resident of the United States of America who is in the employ of the Company or a Subsidiary whose principal place of business is located in the United States of America or any other individual designated by the Committee.
EMA Agreement:  The Employee Matters Agreement by and between The Brink's Company and the Company.

Foreign Subsidiary:  Any corporation that is not incorporated in the United States of America more than 80% of the outstanding voting stock of which is owned by the Company, by the Company and one or more Subsidiaries and/or Foreign Subsidiaries or by one or more Subsidiaries and/or Foreign Subsidiaries.
Incentive Account:  The account maintained by the Company for an Employee to document the amounts deferred under the Program by such Employee and any other amounts credited hereunder and the Units into which such amounts shall be converted.
Option Ratio:  Option Ratio as defined in the EMA.
Program:  This Key Employees' Deferred Compensation Program of Brink's Home Security Holdings, Inc., as in effect from time to time.
Replaced Brink's Units:  Brink's Units credited to a Transferred Employee's Brink's Incentive Account that are replaced by Converted Units.
Retirement: With respect to any Participant, any termination of such Participant's employment on or after the date on which the Participant has (i) attained age 65 and completed at least five years of service with the Company or any of its Subsidiaries or with The Brink's Company or any of its subsidiaries, or (ii) attained age 55 and completed at least ten years of service with the Company or any of its Subsidiaries or with The Brink's Company or any of its subsidiaries.
Salary:  The base salary paid to an Employee by the Company, a Subsidiary or a Foreign Subsidiary for personal services rendered following the Distribution Date determined prior to reduction for any contribution made on a salary reduction basis.
Shares:  Shares of Common Stock.

Subsidiary:  Any corporation incorporated in the United States of America more than 80% of the outstanding voting stock of which is owned by the Company, by the Company and one or more Subsidiaries or by one or more Subsidiaries.
Transferred Employee:  A BHS Employee (as defined in the EMA Agreement) or Former BHS Employee (as defined in the EMA Agreement).
Unit:  The equivalent of one share of Common Stock credited to an Employee's Incentive Account.
Year:  The calendar year; provided, however, that if a newly-hired Employee becomes eligible to participate in the benefits provided pursuant to Articles IV and/or V, on a day other than the first day of the Year, the Year for purposes of Articles IV and V shall be the portion of the calendar year during which the Employee is first eligible to participate in the benefits provided thereunder.

ARTICLE II
Administration
The Committee is authorized to construe the provisions of the Program and to make all determinations in connection with the administration of the Program including, but not limited to, the Employees who are eligible to participate in the benefits provided under Articles III or IV.  All such determinations made by the Committee shall be final, conclusive and binding on all parties, including Employees participating in the Program.  All authority of the Committee provided for in, or pursuant to, this Program may also be exercised by the Board.  In the event of any conflict or inconsistency between determinations, orders, resolutions or other actions of the Committee and the Board taken in connection with this Program, the actions of the Board shall control.

ARTICLE III
Deferral of Cash Incentive Payments
SECTION 1.  Definitions.  Whenever used in this Article III, the following terms shall have the meanings indicated:
Brink's Cash Incentive Payment:  Cash Incentive Payment as defined in the Brink's Program.
Brink's Incentive Plan:  Incentive Plan as defined in the Brink’s Program.
Brink's Matching Incentive Contributions:  Matching Incentive Contributions as defined in the Brink's Program.
Cash Incentive Payment:  A cash incentive payment awarded to an Employee for any Year under the Incentive Plan.  Notwithstanding anything contained herein to the contrary, any compensation, bonuses, or incentive payments approved by the Compensation Committee of Brink's Home Security Holdings, Inc. payable pursuant to the Brink's Home Security Holdings, Inc. Management Performance Improvement Plan, and any special recognition bonus payable to any highly compensated employees, shall be excluded for purposes of defining or determining the Cash Incentive Payment for which a Participant may make an elective deferral, and for which employer contributions are made, pursuant to the terms of this Plan.
Incentive Plan:  The Brink's Home Security Holdings, Inc. Key Employees Incentive Plan, as in effect from time to time or any successor thereto.
Matching Incentive Contributions:  Matching contributions allocated to an Employee's Incentive Account pursuant to Section 4 of this Article III.

SECTION 2.  Eligibility.  The Committee shall designate the key management, professional or technical Employees who may defer all or part of their Cash Incentive Payments for any Year pursuant to this Article III.
An Employee designated to participate in this portion of the Program pursuant to the preceding paragraph shall be eligible to receive a Matching Incentive Contribution for a Year if (a) his or her Salary (on an annualized basis) as of the preceding December 31 is at least equal to $230,000 (as adjusted for Years after 2008 to reflect the limitation in effect under Code Section 401(a)(17) for the Year in which the Employee's election to participate is filed) or (b) he or she is so designated by the Committee.  Notwithstanding the foregoing, a newly hired Employee will be eligible to receive a Matching Incentive Contribution for his or her initial Year of employment if his or her Salary (on an annualized basis) in effect on his or her first day of employment with the Company or a Subsidiary will exceed the threshold amount determined pursuant to Code Section 401(a)(17) for his or her initial Year of employment.
SECTION 3.  Deferral of Cash Incentive Payments.  Each Employee whom the Committee has selected to be eligible to defer a Cash Incentive Payment for any Year pursuant to this Article III may make an election to defer all or part (in multiples of 10%) of any Cash Incentive Payment which may be made to him or her for such Year.  Such Employee's election for any Year shall be made prior to the beginning of the Year with respect to which the Cash Incentive Payment is earned; provided, however, that with respect to 2008, each Transferred Employee shall be automatically deemed to have made an election in accordance with this Section 3 to defer the same percentage of his or her Cash Incentive Payment for 2008 as the percentage of his or her Brink's Cash Incentive Payment for 2008 (to which such Transferred Employee will, as of the Distribution, cease to be entitled) that he or she elected to defer in accordance with Section 3 of Article III of the Brink's Program.  An Incentive Account (which may be the same Incentive Account established pursuant to Articles IV, V and/or VI) shall be established for each Employee making such election and Units in respect of such Employee's deferred payment shall be credited to such Incentive Account as provided in Section 6 below.

SECTION 4.  Matching Incentive Contributions.  Each Employee who is eligible to receive Matching Incentive Contributions pursuant to Section 2 of this Article III shall have a Matching Incentive Contribution allocated to his or her Incentive Account.  Such Matching Incentive Contribution shall be equal to the amount of his or her Cash Incentive Payment that he or she has elected to defer but not in excess of 10% of his or her Cash Incentive Payment.  The dollar amount of each Employee's Matching Incentive Contributions shall be credited to his or her Incentive Account and Units in respect of such amounts shall be credited to such Incentive Account as provided in Section 6 below.
SECTION 5.  Irrevocability of Election.  An election to defer Cash Incentive Payments under the Program for any Year shall be irrevocable on and after the first day of such Year, provided, however, that, notwithstanding the effective date of the Program, the deemed elections described in the proviso of the second sentence of Section 3 of this Article III are deemed to be irrevocable on and after the date that the corresponding elections under the Brink’s Program were irrevocable.
SECTION 6.  Conversion of New Deferrals and Matching Incentive Contributions to Units.  The amount of an Employee's deferred Cash Incentive Payment (and related Matching Incentive Contributions) for any Year shall be converted to Units and shall be credited to such Employee's Incentive Account as of the first business day of the month in which the Cash Incentive Payment was made.  The number (computed to the second decimal place) of Units so credited shall be determined by dividing the aggregate amount of the deferred Cash Incentive Payment and related Matching Incentive Contributions credited to the Employee's Incentive Account for such Year by the average of the high and low per share reported sale prices of Common Stock as reported on the New York Stock Exchange Composite Transaction Tape on each trading day during the calendar month immediately preceding the date the deferred Cash Incentive Payment is credited.

SECTION 7.  Adjustments.  The Committee shall determine such equitable adjustments in the Units credited to each Incentive Account as may be appropriate to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization or any distribution to common shareholders other than cash dividends.
SECTION 8.  Dividends and Distributions.  Whenever a cash dividend or any other distribution is paid with respect to shares of Common Stock, the Incentive Account of each Employee will be credited with an additional number of Units, equal to the number of shares of Common Stock including fractional shares (computed to the second decimal place), that could have been purchased had such dividend or other distribution been paid to the Incentive Account on the payment date for such dividend or distribution based on the number of shares represented by Units in such Incentive Account as of such date and assuming the amount of such dividend or value of such distribution had been used to acquire additional Units.  Such additional Units shall be deemed to be purchased at the average of the high and low per share quoted sale prices of Common Stock, as reported on the New York Stock Exchange Composite Transaction Tape on the payment date for the dividend or other distribution.  The value of any distribution in property will be determined by the Committee.

SECTION 9.   Allocation of Units in Connection with the Distribution.  As of the Ex-Dividend Date, Units shall be credited to each Transferred Employee's Incentive Account to replace the Brink's Units previously credited to such Transferred Employee's Brink's Incentive Account.  The number of Units so credited shall be equal to (a) the number of Brink's Units credited to the Transferring Employee's Brink's Incentive Account that cease to remain outstanding pursuant to Section 12 of Article III of the Brink's Program multiplied by (b) the Option Ratio.
ARTICLE IV
Deferral of Salary
SECTION 1.  Definitions.  Wherever used in this Article IV, the following terms shall have the meaning indicated:
Brink's Matching Salary Contributions:  Matching Salary Contributions as defined in the Brink's Program.
Matching Salary Contributions:  Matching contributions allocated to an Employee's Incentive Account pursuant to Section 4 of this Article IV.
SECTION 2.   Eligibility.  An Employee may participate in the benefits provided pursuant to this Article IV for any Year if (a) his or her Salary (on an annualized basis) as of the preceding December 31 is at least equal to $230,000 (as adjusted for Years after 2008 to reflect the limitation in effect under Code Section 401(a)(17) for the Year in which the Employee's election to participate is filed) or (b) he or she is designated by the Committee as eligible to participate.  Notwithstanding the foregoing, a newly hired Employee will be eligible to defer a portion of his or her Salary during his or her initial Year of employment if his or her Salary (on an annualized basis) in effect on his or her first day of employment with the Company or a Subsidiary will exceed the threshold amount determined pursuant to Code Section 401(a)(17) for his or her initial Year of employment.

Except as otherwise provided by the Committee, an Employee who is eligible to defer a portion of his or her Salary shall continue to be so eligible unless his or her Salary for any Year (on an annualized basis) is less than $150,000, in which case he or she shall be ineligible to participate in the benefits provided under this Article IV until his or her Salary again exceeds the threshold amount determined pursuant to Code Section 401(a)(17) for the Year prior to the Year of participation.
SECTION 3.  Deferral of Salary.  Each Employee who is eligible to defer Salary for any Year pursuant to this Article IV may elect to defer up to 50% (in multiples of 5%) of his or her Salary for such Year; provided, however, that in the case of a newly hired Employee who is eligible to participate for his or her initial Year of employment, only up to 50% of Salary earned after he or she files a deferral election with the Committee may be deferred.  Such Employee's initial election hereunder for any Year shall be made prior to the later of (1) the first day of such Year or (2) the expiration of the 30 day period following (and including) his or her initial date of employment; provided, however, that with respect to 2008, each Transferred Employee shall be automatically deemed to have made an election in accordance with this Section 3 to defer the same percentage of his or her Salary for the portion of such Year on and following the Ex-Dividend Date as the percentage of his or her Brink's Salary for such Year that such Employee elected to defer in accordance with Section 3 of Article IV of the Brink's Program.  An election to defer Salary shall remain in effect for subsequent Years unless and until a new election is filed with the Committee by the December 31 preceding the Year for which the new election is to be effective.  An Incentive Account (which may be the same Incentive Account established pursuant to Articles III, V and/or VI) shall be established for each Employee making such election and such Incentive Account shall be credited as of the last day of each month with the dollar amount of deferred Salary for such month pursuant to such election.  Units in respect of such amounts shall be credited to such Incentive Account as provided in Section 6 below.

SECTION 4.  Matching Salary Contributions.  Each Employee who has deferred a percentage of his or her Salary for a Year pursuant to Section 2 of this Article IV shall have Matching Salary Contributions allocated to his or her Incentive Account.  Such Matching Salary Contributions shall be equal to 100% of the first 10% of his or her Salary that he or she has elected to defer for the Year.  The dollar amount of each Employee's Matching Salary Contributions credited to his or her Incentive Account and Units in respect of such amounts shall be credited to such Incentive Account as provided in Section 6 below.
SECTION 5.  Irrevocability of Election.  An election to defer Salary under the Program for any Year shall be irrevocable or, in the case of clause (c), deemed irrevocable, (a) on and after the first day of such Year, (b) in the case of an election made by a newly hired Employee for his or her initial Year of employment, after the date such an election is made or (c) in the case of the deemed elections described in the proviso of the second sentence of Section 3 of this Article IV, on and after the date that the corresponding elections under the Brink’s Program were irrevocable, notwithstanding the effective date of the Program.
SECTION 6.  Conversion of New Deferrals and Matching Salary Contributions to Units.  The amount of an Employee's deferred Salary (and related Matching Salary Contributions) for any Year shall be converted to Units and shall be credited to such Employee's Incentive Account as of the first business day of the month next following the month in which such Salary was earned.  The number (computed to the second decimal place) of Units so credited shall be determined by dividing the aggregate amount of all such deferred Salary (and related Matching Salary Contributions) credited to his or her Incentive Account for such month by the average of the high and low per share reported sale prices of Common Stock as reported on the New York Stock Exchange Composite Transaction Tape for each trading day during the calendar month immediately preceding the crediting of such Units; provided, however, that for the calendar month in which the Ex-Dividend Date occurs, the number (computed to the second decimal place) of Units so credited shall be determined by dividing the aggregate amount of all such deferred Salary (and related Matching Salary Contributions) credited to his or her Incentive Account for the portion of such month on and following the Ex-Dividend Date by the average of the high and low per share reported sale prices of Common Stock as reported on the New York Stock Exchange Composite Transaction Tape for each trading day during such portion of such month.

Upon the Employee's termination of employment, any cash amounts not converted into Units credited to his or her Incentive Account shall be converted into Units in the manner described in this Section 6 based on the reported sales prices (including any sale prices determined on a when issued basis) of Common Stock as reported on the New York Stock  Exchange Composite Transaction Tape for each trading day during the portion of the month preceding the date of termination or, if the Ex-Dividend Date occurs in such portion of such month, based on the reported sale prices of Common Stock as reported on the New York Stock Exchange Composite Transaction Tape for each trading day during such portion of such month on and following the Ex-Dividend Date.
SECTION 7.  Adjustments.  The Committee shall determine such equitable adjustments in the Units credited to each Incentive Account as may be appropriate to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization or any distribution to common shareholders other than cash dividends.

SECTION 8.  Dividends and Distributions.  Whenever a cash dividend or any other distribution is paid with respect to shares of Common Stock, the Incentive Account of each Employee will be credited with an additional number of Units equal to the number of shares of Common Stock, including fractional shares (computed to the second decimal place), that could have been purchased had such dividend or other distribution been paid to the Incentive Account on the payment date for such dividend or distribution based on the number of shares represented by the Units in such Incentive Account as of such date and assuming the amount of such dividend or value of such distribution had been used to acquire additional Units.  Such additional Units shall be deemed to be purchased at the average of the high and low per share quoted sale prices of Common Stock, as the case may be, as reported on the New York Stock Exchange Composite Transaction Tape on the payment date for the dividend or other distribution.  The value of any distribution in property will be determined by the Committee.
SECTION 9.  Allocation of Units in Connection with the Distribution.  As of the Ex-Dividend Date, Units shall be credited to each Transferred Employee's Incentive Account to replace the Brink's Units previously credited to such Transferred Employee's Brink's Incentive Account.  The number of Units so credited shall be equal to (a) the number of Brink's Units credited to the Transferring Employee's Brink's Incentive Account that cease to remain outstanding pursuant to Section 11 of Article IV of the Brink's Program multiplied by (b) the Option Ratio.

ARTICLE V
Supplemental Savings Plan
SECTION 1.  Definitions.  Whenever used in this Article V, the following terms shall have the meanings indicated:
Brink's Compensation:  Compensation as defined in the Brink's Program.
Brink's Incentive Plan:  Incentive Plan as defined in the Brink’s Program.
Brink's Savings Plan:  Savings Plan as defined in the Brink’s Program.
Compensation:  The regular wages received during any pay period by an Employee while a participant in the Savings Plan for services rendered following the Distribution Date to the Company or any Subsidiary that participates in the Savings Plan, including any commissions or bonuses, but excluding any overtime or premium pay, living or other expense allowances, or contributions by the Company or such Subsidiaries to any plan of deferred compensation, and determined without regard to the application of any salary reduction election under the Savings Plan.  Bonuses paid pursuant to the Incentive Plan shall be considered received in the Year in which they are payable whether or not such bonus is deferred pursuant to Article III hereof.
Incentive Plan:  The Brink's Home Security Holdings, Inc. Key Employees Incentive Plan, as in effect from time to time or any successor thereto.
Matching Contributions:  Amounts allocated to an Employee's Incentive Account pursuant to Section 4 of this Article V.
Savings Plan:  The Brink's Home Security Holdings, Inc. 401(k) Plan, as in effect from time to time.

SECTION 2.  Eligibility.  An Employee may participate in the benefits provided pursuant to this Article V for any Year if his or her Salary (on an annualized basis) as of the preceding December 31 is at least equal to $230,000 (as adjusted for Years after 2008 to reflect the limitation in effect under Code Section 401(a)(17) for the Year in which the Employee's election to participate is filed).  Notwithstanding the foregoing, a newly hired Employee is eligible to participate in the benefits provided pursuant to this Article V if his or her Salary (on an annualized basis) in effect on his or her first day of employment with the Company or a Subsidiary will exceed the threshold amount determined pursuant to Code Section 401(a)(17) for his or her initial Year of employment.
Except as otherwise provided by the Committee, an Employee who is eligible to participate in the benefits provided pursuant to this Article V shall continue to be so eligible unless his or her Salary for any Year is less than $150,000, in which case he or she shall be ineligible to participate in the benefits provided under this Article V until his or her Salary again exceeds the threshold amount determined pursuant to Code Section 401(a)(17) for the Year prior to the Year of participation.

SECTION 3.  Deferral of Compensation.  Each Employee who is not permitted to defer the maximum percentage of his or her Compensation that may be contributed as a matched contribution under the Savings Plan for any Year as a result of limitations imposed by Sections 401(a)(17), 401(k)(3), 402(g) and/or 415 of the Code may elect to defer all or part of the excess of (a) such maximum percentage of his or her Compensation for such Year (without regard to any limitation on such amount imposed by Code Section 401(a)(17)) over (b) the amount actually contributed on his or her behalf under the Savings Plan for such Year as a matched contribution.  In order to be permitted to defer any portion of his or her Compensation pursuant to this Section 3 of Article V, the Employee must elect to defer the maximum amount permitted as a matched contribution for the Year under the Savings Plan.  Such Employee's initial election hereunder for any Year shall be made prior to the first day of such Year or, if later, within 30 days after his or her initial date of employment but only with respect to Compensation for services performed after the date of such election.  Notwithstanding the foregoing, with respect to 2008, each Transferred Employee shall be automatically deemed to have elected in accordance with this Section 3 to defer the same amount of his or her Compensation for the portion of 2008 from and after the Ex-Dividend Date as the amount of his or her Brink's Compensation for such period that would have been deferred by such Transferred Employee pursuant to such Transferred Employee’s election under Section 3 of Article V of the Brink's Program had such Transferred Employee continued to receive Brink's Compensation at the same rate as immediately prior to the Distribution and continued to participate in the Brink's Program and the Brink's Savings Plan, in each case for such portion of 2008.  An election made by a Transferred Employee in accordance with this Section 3 shall remain in effect for subsequent Years unless and until a new election is filed with the Committee by the December 31 preceding the Year for which the new election is to be effective.  An Incentive Account (which may be the same Incentive Account established pursuant to Article III, IV and/or VI) shall be established for each Employee making such election and such Incentive Account shall be credited as of the last day of each month with the dollar amount of the Compensation deferred for such month pursuant to such election; provided, however, that in the event an Employee is not permitted to defer the maximum percentage of his or her Compensation that may be contributed as a matched contribution under the Savings Plan for any year as a result of the limitation imposed by Code Section 401(k)(3), such excess contribution shall be distributed to the Employee, his or her Compensation paid after the date of the distribution shall be reduced by that amount and such amount shall be allocated to his or her Incentive Account as of the January 1 next following the Year for which the excess contribution was made under the Savings Plan.  Units in respect of such amounts shall be credited to such Incentive Account as provided in Section 6 below.

SECTION 4.  Matching Contributions.  Each Employee who elects to defer a portion of his or her Compensation for a Year pursuant to Section 3 of this Article V shall have a Matching Contribution allocated to his or her Incentive Account equal to the rate of matching contributions in effect for such Employee under the Savings Plan for such Year multiplied by the amount elected to be deferred pursuant to Section 3 above for each month in such Year.  The dollar amount of each Employee's Matching Contribution for each month shall be credited to his or her Incentive Account pursuant to Section 7 below.
If an Employee is participating in this portion of the Program pursuant to Section 2 of this Article V and his or her matching contribution under the Savings Plan for any year will be reduced as a result of the nondiscrimination test contained in Code Section 401(m)(2), (a) to the extent such matching contribution is forfeitable, it shall be forfeited and that amount shall be allocated to his or her Incentive Account as a Matching Contribution or (b) to the extent such matching contribution is not forfeitable, it shall be distributed to the Employee, his or her Compensation paid after the date of the distribution shall be reduced by that amount and such amount shall be allocated to his or her Incentive Account as a Matching Contribution.  The dollar amount of such Matching Contribution shall be allocated to each Employee's Incentive Account as of the January 1 next following the Year for which the matching contribution was made under the Savings Plan.  Units in respect of such contribution shall be credited to the Employee's Incentive Account as provided in Section 6 below.

SECTION 5.  Irrevocability of Election.  An election to defer amounts under the Program for any Year shall be irrevocable or, in the case of clause (c), deemed irrevocable, (a) on and after the first day of such Year, (b) in the case of an election made by a newly hired Employee for his or her initial Year of employment, after the date such an election is made or (c) in the case of the deemed elections described in the fourth sentence of Section 3 of this Article V, on and after the date that the corresponding elections under the Brink’s Program were irrevocable, notwithstanding the effective date of the Program.
SECTION 6.  Conversion of New Deferrals and Matching Contributions to Units.  The amount of an Employee's deferred Compensation and Matching Contributions for any Year shall be converted to Units and shall be credited to such Employee's Incentive Account as of the first business day of the month next following the month in which such Compensation was earned or for which the Matching Contribution was made.  The number (computed to the second decimal place) of Units so credited shall be determined by dividing the aggregate amount of all such amounts credited to the Employee's Incentive Account for such month attributable to (a) the deferral of amounts awarded under the Incentive Plan (including related Matching Contributions) by the average of the high and low per share reported sale prices of Common Stock, as reported on the New York Stock Exchange Composite Transaction Tape on each trading day during the calendar month immediately preceding the crediting of such Units, (b) Compensation and Matching Contributions allocated to the Employee's Incentive Account as a result of failing to satisfy the tests included in Code Sections 401(k)(3) or 401(m)(2) under the Savings Plan, by the average of the high and low per share reported sales prices of Common Stock, as reported on the New York Stock Exchange Composite Transaction Tape on each trading day during the calendar month immediately preceding the month in which such Units are credited to the Employee's Incentive Account (which shall be the first business day of the month following the date that the Company has been notified of the failure to satisfy such tests) and (c) the deferral of all other Compensation (including related Matching Contributions) by the average of the high and low per share reported sale prices of Common Stock as reported on the New York Stock Exchange Composite Transaction Tape (i) on each trading day during the period commencing on the first business day of the month after the Employee's salary (as such term is defined in the Savings Plan) equals the maximum amount of considered compensation for such Year pursuant to Code Section 401(a)(17) and ending the last business day of such month and each month thereafter until December 31 or (ii) in the event the Employee's salary equals the maximum amount of considered compensation in December, on the first trading day in the following January; provided, however, that with respect to any number of Units so credited that would otherwise be determined pursuant to the preceding clause (a), (b) or (c) based on the average of the high and low per share reported sale prices of Common Stock as reported on the New York Stock Exchange Composite Transaction Tape on each trading day during the month or portion of the month that includes the Ex-Dividend Date, the number of Units so credited shall be determined in the same manner described in the applicable clause but instead based on the average of the high and low per share reported sale prices of Common Stock as reported on the New York Stock Exchange Composite Transaction Tape on each trading day during such month or portion of such month on and following the Ex-Dividend Date.

Upon the Employee's termination of employment, any cash amounts not converted into Units credited to his or her Incentive Account shall be converted into Units in the manner described in this Section 6 based on the reported sale prices (including any sale prices determined on a when issued basis) of Common Stock as reported on the New York Stock Exchange Composite Transaction Tape for each trading day during the portion of the month preceding the date of termination or, if the Ex-Dividend Date occurs in such portion of such month, based on the reported sale prices of Common Stock as reported on the New York Stock Exchange Composite Transaction Tape for each trading day during such portion of such month on and following the Ex-Dividend Date.

SECTION 7.  Adjustments.  The Committee shall determine such equitable adjustments in the Units credited to each Incentive Account as may be appropriate to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization or any distribution to common shareholders other than cash dividends.
SECTION 8.  Dividends and Distributions.  Whenever a cash dividend or any other distribution is paid with respect to shares of Common Stock, the Incentive Account of each Employee will be credited with an additional number of Units equal to the number of shares of Common Stock, including fractional shares (computed to the second decimal place), that could have been purchased had such dividend or other distribution been paid to the Incentive Account on the payment date for such dividend or distribution based on the number of shares represented by the Units in such Incentive Account as of such date and assuming that the amount of such dividend or value of such distribution had been used to acquire additional Units of the class giving rise to the dividend or other distribution.  Such additional Units shall be deemed to be purchased at the average of the high and low per share quoted sale prices of Common Stock, as reported on the New York Stock Exchange Composite Transaction Tape on the payment date for the dividend or other distribution.  The value of any distribution in property will be determined by the Committee.

SECTION 9.  Allocation of Units in Connection with the Distribution.  As of the Ex-Dividend Date, Units shall be credited to each Transferred Employee's Incentive Account to replace the Brink's Units previously credited to such Transferred Employee's Brink's Incentive Account.  The number of Units so credited shall be equal to (a) the number of Brink's Units credited to the Transferring Employee's Brink's Incentive Account that cease to remain outstanding pursuant to Section 10 of Article V of the Brink's Program multiplied by (b) the Option Ratio.

ARTICLE VI
Deferral of Performance Awards
SECTION 1.  Definitions.  Whenever used in this Article VI, the following terms shall have the meanings indicated:
Brink's Cash Performance Payment:  Cash Performance Payment as defined in the Brink's Program.
Brink's Management Performance Improvement Plan:  Management Performance Improvement Plan as defined in the Brink's Program.
Brink's 2006-2008 Performance Measurement Period:  The 2006-2008 performance cycle under the Brink's Management Performance Improvement Plan.
Cash Performance Payment:  A cash incentive payment due to an Employee in any Year under the Management Performance Improvement Plan.
Management Performance Improvement Plan:  The Brink's Home Security Holdings, Inc. Management Performance Improvement Plan, as in effect from time to time or any successor thereto.

Performance Measurement Period:  A performance cycle of one or more fiscal Years of the Company under the Management Performance Improvement Plan.
2006-2008 Performance Measurement Period:  The 2006-2008 performance cycle under the Management Performance Improvement Plan.
SECTION 2.  Eligibility.  Any Employee who is a participant in the Management Performance Improvement Plan may elect to defer all or part of his or her Cash Performance Payment payable under such plan pursuant to this Article VI.
SECTION 3.  Deferral of Cash Performance Payments.  Each Employee who is eligible to defer his or her Cash Performance Payment for any Performance Measurement Period pursuant to this Article VI may make an election to defer all or part (in multiples of 10%) of any Cash Performance Payment which may be made to him or her for such Performance Measurement Period.  If the Committee determines that a Cash Performance Payment relating to any Performance Measurement Period is "performance-based compensation" under Code Section 409A, such Employee's election shall be made prior to January 1 of the last Year in the Performance Measurement Period; provided, however, that each Transferred Employee shall be automatically deemed to have made an election in accordance with this Section 3 to defer the same percentage of his or her Cash Performance Payment for the 2006-2008 Performance Measurement Period as the percentage of his or her Brink's Cash Performance Payment for the Brink's 2006-2008 Performance Measurement Period (to which such Transferred Employee will, as of the Distribution, cease to be entitled) that he or she elected to defer in accordance with Section 3 of Article VI of the Brink's Program.  If the Committee determines that a Cash Performance Payment relating to any Performance Measurement Period is not "performance-based compensation" under Code Section 409A, such Employee's election shall be made prior to the beginning of the Performance Measurement Period or by such other time as the Committee determines will satisfy Code Section 409A and Treasury Regulations issued thereunder.  An Incentive Account (which may be the same Incentive Account established pursuant to Articles III, IV and/or V) shall be established for each Employee making such election and Units in respect of such deferred payment shall be credited to such Incentive Account as provided in Section 5 below.

SECTION 4.  Irrevocability of Election. An election to defer Cash Performance Payments under the Program for any Performance Measurement Period shall be irrevocable after the last date for making such an election, as specified in the second or third sentence of Section 3 of this Article VI, as applicable; provided, however, that, notwithstanding the effective date of the Program, the deemed elections described in the proviso of the second sentence of Section 3 of this Article VI are deemed to be irrevocable on and after the date that the corresponding elections under the Brink’s Program were irrevocable.
SECTION 5.  Conversion to Units.  The amount of an Employee's deferred Cash Performance Payment for any Performance Measurement Period shall be converted to Units and shall be credited to such Employee's Incentive Account as of the first business day of the month in which the Cash Performance Payment is made.  The number (computed to the second decimal place) of Units so credited shall be determined by dividing the aggregate amount of the deferred Cash Performance Payment credited to the Employee's Incentive Account for such Performance Measurement Period by the average of the high and low per share quoted sale prices of Common Stock, as reported on the New York Stock Exchange Composite Transaction Tape on each trading day during the month preceding the crediting of Units.

SECTION 6.  Adjustments.  The Committee shall determine such equitable adjustments in the Units credited to each Incentive Account as may be appropriate to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization or any distribution to common shareholders other than cash dividends.
SECTION 7.  Dividends and Distributions.  Whenever a cash dividend or any other distribution is paid with respect to shares of Common Stock, the Incentive Account of each Employee will be credited with an additional number of Units equal to the number of shares of Common Stock, including fractional shares (computed to the second decimal place), that could have been purchased had such dividend or other distribution been paid to the Incentive Account on the payment date for such dividend or distribution based on the number of shares represented by Units in such Incentive Account as of such date and assuming the amount of such dividend or value of such distribution had been used to acquire additional Units.  Such additional Units shall be deemed to be purchased at the average of the high and low per share quoted sale prices of Common Stock, as reported on the New York Stock Exchange Composite Transaction Tape on the payment date for the dividend or other distribution.  The value of any distribution in property will be determined by the Committee.
SECTION 8.  Allocation of Units in Connection with the Distribution.  As of the Ex-Dividend Date, Units shall be credited to each Transferred Employee's Incentive Account to replace the Brink's Units previously credited to such Transferred Employee's Brink's Incentive Account.  The number of Units so credited shall be equal to (a) the number of Brink's Units credited to the Transferring Employee's Brink's Incentive Account that cease to remain outstanding pursuant to Section 10 of Article VI of the Brink's Program multiplied by (b) the Option Ratio.

ARTICLE VII
Distributions
SECTION 1.  Certain Payments on Termination of Employment.  Each Employee shall receive a distribution in Common Stock in respect of all Units standing to the credit of such Employee's Incentive Account (other than Units attributable to Matching Incentive Contributions, Matching Salary Contributions and dividends related thereto) as of the date of the Employee's termination of employment, in a single-lump sum distribution on the first day that is more than six months after the date of the Employee's termination of employment; provided, however, that for purposes of this Article VII, no employee of any Subsidiary shall be considered to have terminated employment as a result of a spinoff of such Subsidiary from the Company, except as may be permitted under Section 409A of the Code.  An Employee may elect, at least 12 months prior to his or her termination of employment, to receive distribution of the Shares represented by the Units credited to his or her Incentive Account in equal annual installments (not more than ten) commencing not earlier than the last day of the sixth month following the fifth anniversary of the date of his or her termination of employment (for any reason) or as promptly as practicable thereafter.  Any such election shall become effective on the 12-month anniversary of the date the election is made.
The number of shares of Common Stock to be included in each installment payment shall be determined by multiplying the number of Units in the Employee's Incentive Account, as applicable, as of the first day of the month preceding the initial installment payment and as of each succeeding anniversary of such date by a fraction, the numerator or which is one and the denominator of which is the number of remaining installments (including the current installment).

Any fractional Units shall be converted to cash based on the average of the high and low per share quoted sale prices of Common Stock, as reported on the New York Stock Exchange Composite Transaction Tape, on the last trading day of the month preceding the month of distribution and shall be paid in cash.
SECTION 2.  Payments Attributable to Matching Incentive Contributions and Matching Salary Contributions on Termination of Employment.  In the event of an Employee’s (a) death, (b) Retirement, (c) Disability or (d) termination of employment for any reason within three years following a Change in Control, the Employee shall receive a distribution of Common Stock in respect of all Units standing to the credit of such Employee's Incentive Account attributable to Matching Incentive Contributions, Matching Salary Contributions and dividends related thereto and all Units standing to the credit of such Employee's Incentive Account that replace Brink's Units credited to such Employee's Brink's Incentive Account that were attributable to Brink's Matching Incentive Contributions, Brink's Matching Salary Contributions and dividends related thereto in the same manner as provided in Section 1 of this Article VII for the distribution of other Units standing to the credit of such Employee's Incentive Account.

In the event of a termination of employment for a reason not described in the preceding paragraph, the Employee shall forfeit the Units in his or her Incentive Account attributable to Matching Incentive Contributions, Matching Salary Contributions and dividends related thereto for the Year in which the termination occurs and the Units in his or her Incentive Account that replace Brink's Units credited to his or her Brink's Incentive Account that were attributable to Brink's Matching Incentive Contributions, Brink's Matching Salary Contributions and dividends related thereto for the Year in which the termination occurs.  Such Employee shall be vested in the remaining Units standing to the credit of such Employee in his or her Incentive Account attributable to Matching Incentive Contributions, Matching Salary Contributions and dividends related thereto and the remaining Units standing to the credit of such Employee in his or her Incentive Account that replace Brink's Units credited to his or her Brink's Incentive Account that were attributable to Brink's Matching Incentive Contributions, Brink's Matching Salary Contributions and dividends related thereto, in each case in accordance with the following schedule:

Months of Participation	Vested Percentage

less than 36	0
at least 36 but less than 48	50%
at least 48 but less than 60	75%
60 or more	100%

An Employee shall receive credit for one "month of participation" for each calendar month during which a deferral election is in effect pursuant to Section 3 of Article III or IV and for each calendar month during which a deferral election was in effect prior to the Ex-Dividend Date for such Employee pursuant to Section 3 of Article III or IV of the Brink's Program.  Common Stock, in respect of the vested Units standing to the credit of such Employee attributable to Matching Incentive Contributions, Matching Salary Contributions and dividends related thereto and the vested Units standing to the credit of such Employee that replace Brink's Units credited to his or her Brink's Incentive Account that were attributable to Brink's Matching Incentive Contributions, Brink's Matching Salary Contributions or dividends related thereto, shall be distributed in the same manner as provided in Section 1 of this Article VII for the distribution of other Units standing to the credit of such Employee's Incentive Account.

ARTICLE VIII
Designation of Beneficiary
An Employee may designate in a written election filed with the Committee a beneficiary or beneficiaries (which may be an entity other than a natural person) to receive all distributions and payments under the Program after the Employee's death.  Any such designation may be revoked, and a new election may be made, at any time and from time to time, by the Employee without the consent of any beneficiary.  If the Employee designates more than one beneficiary, any distributions and payments to such beneficiaries shall be made in equal percentages unless the Employee has designated otherwise, in which case the distributions and payments shall be made in the percentages designated by the Employee.  If no beneficiary has been named by the Employee or no beneficiary survives the Employee, the remaining Shares (including fractional Shares) in the Employee's Incentive Account shall be distributed or paid in a single sum to the Employee's estate.  In the event of a beneficiary's death after installment payments to the beneficiary have commenced, the remaining installments will be paid to a contingent beneficiary, if any, designated by the Employee or, in the absence of a surviving contingent beneficiary, the remaining Shares (including fractional Shares) shall be distributed or paid to the primary beneficiary's estate in a single distribution.  All distributions shall be made in Shares except that fractional Shares shall be paid in cash.

ARTICLE IX
Miscellaneous
SECTION 1.  Nontransferability of Benefits.  Except as provided in Article VIII, Units credited to an Incentive Account shall not be transferable by an Employee or former Employee (or his or her beneficiaries) other than by will or the laws of descent and distribution or pursuant to a domestic relations order.  No Employee, no person claiming through such Employee, nor any other person shall have any right or interest under the Program, or in its continuance, in the payment of any amount or distribution of any Shares under the Program, unless and until all the provisions of the Program, any determination made by the Committee thereunder, and any restrictions and limitations on the payment itself have been fully complied with.  Except as provided in this Section 1, no rights under the Program, contingent or otherwise, shall be transferable, assignable or subject to any pledge or encumbrance of any nature, nor shall the Company or any of its Subsidiaries be obligated, except as otherwise required by law, to recognize or give effect to any such transfer, assignment, pledge or encumbrance.
SECTION 2.  Notices.  The Company may require all elections contemplated by the Program to be made on forms provided by it.  All notices, elections and other communications pursuant to the Program shall be in writing and shall be effective when received by the Company at the following address:

Brink's Home Security Holdings, Inc.
8880 Esters Boulevard
Irving, TX 75063

Attention of  Senior Vice President – Human Resources

SECTION 3.  Limitation on Rights of Employee.  Nothing in this Program shall be deemed to create, on the part of any Employee, beneficiary or other person, (a) any interest of any kind in the assets of the Company or (b) any trust or fiduciary relationship in relation to the Company.  The right of an Employee to receive any Shares shall be no greater than the right of any unsecured general creditor of the Company.

SECTION 4.  No Contract of Employment.  The benefits provided under the Program for an Employee shall be in addition to, and in no way preclude, other forms of compensation to or in respect of such Employee.  However, the selection of any Employee for participation in the Program shall not give such Employee any right to be retained in the employ of the Company or any of its Subsidiaries for any period.  The right of the Company and of each such Subsidiary to terminate the employment of any Employee for any reason or at any time is specifically reserved.
SECTION 5.  Withholding.  All distributions pursuant to the Program shall be subject to withholding in respect of income and other taxes required by law to be withheld.  The Company shall establish appropriate procedures to ensure payment or withholding of such taxes.  Such procedures may include arrangements for payment or withholding of taxes by retaining Shares otherwise issuable in accordance with the provisions of this Program or by accepting already owned Shares, and by applying the fair market value of such Shares to the withholding taxes payable.
SECTION 6. Term Amendment and Termination.
(a)           The Program shall become effective upon the Distribution Date.  Unless the Company's shareholders approve the extension of this Program, no further deferral elections may be made under this Program on or after October 1, 2018 and any existing deferral elections with respect to compensation earned after such date shall have no further force or effect.
(b)           The Committee may from time to time amend any of the provisions of the Program, or may at any time terminate the Program.  No amendment or termination shall adversely affect any Units (or distributions in respect thereof) which shall theretofore have been credited to any Employee's Incentive Account.  On the termination of the Program, distributions from an Employee's Incentive Account shall be made in compliance with Code Section 409A and Treasury Regulations issued thereunder.